Exhibit 99.1

Rubicon Technology, Inc. completes acquisition of Janel Group LLC

Bensenville, IL and New York, NY, October 14, 2025 / GLOBE NEWSWIRE / - Rubicon Technology, Inc. (OTCQB:RBCN) (“Rubicon”) and Janel Corporation (OTCQX:JANL) (“Janel Corp”) today announced that they have completed the previously announced transaction, pursuant to which Rubicon has acquired Janel Group LLC (“Janel Group”). Following the closing, Janel Group has become a wholly owned subsidiary of Rubicon and Janel Corp has received shares of Rubicon common stock in accordance with the terms of the definitive merger agreement entered into as of August 20, 2025.

Janel Group, based in Garden City, New York, and originally founded in 1974, was a wholly owned subsidiary of Janel Corp. Janel Group had revenues of approximately $181.3 million and operating income of approximately $8.7 million for the 12-month period ended June 30, 2025. The company is a non-asset based, full-service provider of cargo transportation logistics management services. Its management team will remain in place as part of Rubicon.

The transaction allows Rubicon to acquire a profitable business and better access to capital. Janel Corp shareholders will benefit from its ownership of Rubicon.

The transaction, which was approved by the Rubicon board, including its independent directors, was approved by a majority of Rubicon’s disinterested stockholders at Rubicon’s annual stockholder meeting on October 10, 2025.

Additional Transaction Details

Pursuant to the transaction, Janel Corp has sold all of the issued and outstanding equity of Janel Group to Rubicon in exchange for 7,000,000 shares of Rubicon common stock, at a value of $4.75 per share. Rubicon will assume approximately $23 million of Janel Group indebtedness and net working capital liabilities and gain access to a total of $35 million in borrowing capacity as part of a revolving credit facility under Janel Corp’s existing credit line.

Prior to this transaction, Janel Corp owned 1,108,000 shares of Rubicon common stock, representing approximately 46.6 percent of all outstanding Rubicon common stock. Following this transaction, Janel Corp owns approximately 86.5 percent of Rubicon’s common stock. Janel Corp and Rubicon will maintain the existing governance, nomination and voting agreement requiring review and approval by Rubicon’s independent directors of related party transactions between Rubicon and Janel Corp, and any of its affiliates, until such time that Janel Corp and/or its affiliates acquire more than 90 percent of Rubicon’s outstanding stock.

In order to protect Rubicon’s ability to utilize its net operating loss carryforwards, Rubicon had previously adopted a stockholder rights plan to limit the ability of any group or person to acquire 5% or more of Rubicon’s common stock (subject to certain exceptions, including acquisitions approved by its board) by any group or person. The board of Rubicon has determined that the transaction will not impair the Rubicon’s net loss carryforwards.

Rubicon shares will continue to be traded on the OTC market.

Janel Corp Tender Offer of Rubicon Common Stock

Following the closing, Janel Corp expects to make a tender offer for an additional 426,000 shares of Rubicon stock at $4.75 per share in cash upon which Janel Corp would own approximately 91.0% of Rubicon’s common stock outstanding.

The tender offer described in this announcement has not yet commenced. This announcement is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Rubicon’s common stock. Janel intends to distribute an Offer to Purchase relating to the tender offer in the coming days, and any Rubicon stockholder who would like to participate in the tender offer should review the terms of the tender offer set forth in such Offer to Purchase when it becomes available.

About Rubicon Technology, Inc.

Rubicon Technology, Inc., through its wholly owned subsidiary Rubicon Technology Worldwide LLC, is an advanced materials provider specializing in monocrystalline sapphire products for optical systems and specialty electronic devices. Rubicon has expertise in sapphire products with superior quality and precision.

About Janel Group LLC

Janel Group LLC is a non-asset based, full-service provider of cargo transportation logistics management services, including freight forwarding via air, ocean and land-based carriers; customs brokerage services; warehousing and distribution services; trucking and other value-added logistics services. The company operates in the United States with over 25 locations and serves customers globally through its networks of international partners.

Forward-looking Statements

This press release contains certain statements that are, or may deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and that reflect management’s current expectations with respect to the closing of Rubicon’s acquisition of Janel Group, the benefits of the transaction for Rubicon, the continuation of agreements between Rubicon and Janel Corp following the closing of the acquisition, the tax impact of the transaction and Janel Corp’s plans to commence a tender offer following approval of the transaction by Rubicon stockholders. These forward – looking statements may generally be identified using the words “may,” “will,” “intends,” “plans,” “projects,” “believes,” “should,” “expects,” “predicts,” “anticipates,” “estimates,” and similar expressions or the negative of these terms or other comparable terminology. These statements are necessarily estimates reflecting management’s best judgment based upon current information and involve several risks, uncertainties and assumptions. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and readers are advised that various factors could affect our financial performance, including, but not limited to, those set forth in Janel Corp’s Securities and Exchange Commission (“SEC”) filings, which could cause Janel Corp’s actual results for future periods to differ materially from those anticipated or projected in its SEC filings. While it is impossible to identify all such factors, such factors include, but are not limited to, we may fail to realize the expected benefits or strategic objectives of this transaction, or that we spend resources exploring acquisitions that are not consummated; risks associated with litigation and indemnification claims and other unforeseen claims and liabilities that may arise from an acquisition; changes in tax rates, laws or regulations and our acquired companies and subsidiaries’ ability to utilize anticipated tax benefits; the impact of rising interest rates on our investments, business and operations; conflicts of interest with the minority shareholders of our business; we may not have sufficient working capital to continue operations; we may lose customers who are not obligated to long-term contracts to transact with us; instability in the financial markets; changes or developments in U.S. laws or policies (including the imposition of tariffs and any resulting counter-tariffs as well as reductions in federal government funding); competition from companies with greater financial resources and from companies that operate in areas in which we plan to expand; impacts from climate change, including the increased focus by third-parties on sustainability issues and our ability to comply therewith; competition from parties who sell their businesses to us and from professionals who cease working for us; the level of our insurance coverage, including related to product and other liability risks; each of our compliance with applicable privacy, security and data laws; risks related to the diverse platforms and geographies which host each of our management information and financial reporting systems; the Logistic business’ dependence on the availability of cargo space from third parties; the impact of claims arising from transportation of freight by the carriers with which the Logistic business contracts, including an increase in premium costs; higher carrier prices may result in decreased adjusted gross profit; risks related to the classification of owner-operators in the transportation industry; recessions and other economic developments that reduce freight volumes; other events affecting the volume of international trade and international operations; risks arising from each of our ability to comply with governmental permit and licensing requirements or statutory and regulatory requirements; the impact of seasonal trends and other factors beyond our control on the Logistics business; and risks related to ownership of each of our common stock, including share price volatility, the lack of a guaranteed continued public trading market for each of our common stock, and costs related to maintaining Janel Corp’s status as a public company; terrorist attacks and other acts of violence or war and, in the case of Janel Corp, such other factors that may be identified from time to time in its SEC filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those projected. You should not place undue reliance on any of our forward-looking statements which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information contact:
Rubicon Technology, Inc.
Telephone: (847) 295-7000
Email: info@rubicontechnology.com